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                                                                    EXHIBIT 99.2

[THE FOLLOWING MATERIAL IS REPRODUCED FROM PAGES 16-24 OF THE COMPANY'S REFERENCED 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2000.]

RISK FACTORS RELATING TO THE COMPANY

HIGH LEVERAGE AND SIGNIFICANT FINANCING NEEDS. Continental has a higher proportion of debt compared to its equity capital than some of its principal competitors. In addition, a majority of Continental's property and equipment is subject to liens securing indebtedness. Accordingly, Continental may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

As of December 31, 1999, Continental had approximately $3.4 billion (including current maturities) of long-term debt and capital lease obligations and had approximately $1.6 billion of common stockholders' equity. Also at December 31, 1999, Continental had $1.6 billion in cash and cash equivalents and short-term investments. Continental has lines of credit totaling $225 million.

Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of January 14, 2000, Continental had agreed to acquire a total of 74 Boeing jet aircraft through 2005. The Company anticipates taking delivery of 28 Boeing jet aircraft in 2000. Continental also has options for an additional 118 aircraft (exercisable subject to certain conditions). The estimated aggregate cost of the Company's firm commitments for Boeing aircraft is approximately $4 billion. Continental currently plans to finance its new Boeing aircraft with a combination of enhanced pass through trust certificates, lease equity and other third-party financing, subject to availability and market conditions. Continental has commitments or letters of intent for backstop financing for approximately 18% of the anticipated remaining acquisition cost of future Boeing deliveries. In addition, at January 14, 2000, Continental has firm commitments to purchase 34 spare engines related to the new Boeing aircraft for approximately $219 million, which will be deliverable through March 2005.

As of January 14, 2000, Express had firm commitments for 43 Embraer ERJ-145 ("ERJ-145") 50-seat regional jets and 19 Embraer ERJ-135 ("ERJ-135") 37-seat regional jets, with options for an additional 100 ERJ-145 and 50 ERJ-135 aircraft exercisable through 2008. Express anticipates taking delivery of 15 ERJ-145 and 12 ERJ-135 regional jets in 2000. Neither Express nor Continental will have any obligation to take any of the firm ERJ-145 or ERJ-135 aircraft that are not financed by a third party and leased to Continental.

For 1999, cash expenditures under operating leases relating to aircraft approximated $758 million, compared to $702 million for 1998, and approximated $328 million relating to facilities and other rentals compared to $263 million in 1998. Continental expects that its operating lease expenses for 2000 will increase over 1999 amounts.



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Additional financing will be needed to satisfy the Company's capital commitments. Continental cannot predict whether sufficient financing will be available for capital expenditures not covered by firm financing commitments.

CONTINENTAL'S HISTORICAL OPERATING RESULTS. Continental has recorded positive net income in each of the last five years. However, Continental experienced significant operating losses in the previous eight years. Historically, the financial results of the U.S. airline industry have been cyclical. Continental cannot predict whether current industry conditions will continue.

SIGNIFICANT COST OF AIRCRAFT FUEL. Fuel costs constitute a significant portion of Continental's operating expense. Fuel costs were approximately 9.7% of operating expenses for the year ended December 31, 1999 (excluding fleet disposition/impairment losses) and 10.2% for the year ended December 31, 1998 (excluding fleet disposition/ impairment losses). Recently, spot jet fuel prices have increased dramatically, rising to 87.3 cents per gallon at January 21, 2000 compared to 58.3 cents per gallon as recently as October 31, 1999. Continental recently announced that if high fuel costs continue without an improvement in the revenue environment, the Company may not post a profit in the first quarter of 2000. Fuel prices and supplies are influenced significantly by international political and economic circumstances. Continental enters into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. The Company's fuel hedging strategy could result in the Company not fully benefiting from certain fuel price declines. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices or reduction of scheduled airline service could result. Significant changes in fuel costs or continuation of high current jet fuel prices would materially affect Continental's operating results.

LABOR COSTS. Labor costs constitute a significant percentage of the Company's total operating costs, and the Company experiences competitive pressure to increase wages and benefits. In September 1997, the Company announced a plan to bring all employees to industry standard wages no later than the end of the year 2000. Wage increases began in 1997, and will continue to be phased in through 2000. The Company is currently formulating a plan to bring employees to industry standard benefits over a multi-year period.

CERTAIN TAX MATTERS. At December 31, 1999, Continental had estimated net operating loss carryforwards ("NOLs") of $700 million for federal income tax purposes that will expire through 2009 and federal investment tax credit carryforwards of $45 million that will expire through 2001. As a result of the change in ownership of Continental on April 27, 1993, the ultimate utilization of Continental's NOLs and investment tax credits may be limited. Reflecting this limitation, Continental has a valuation allowance of $263 million at December 31, 1999.



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Continental had, as of December 31, 1999, deferred tax assets aggregating $611 million, including $266 million of NOLs. The Company has consummated several transactions which resulted in the recognition of NOLs of the Company's predecessor. To the extent the Company were to determine in the future that additional NOLs of the Company's predecessor could be recognized in the accompanying consolidated financial statements, such benefit would reduce the value ascribed to routes, gates and slots.

As a result of NOLs, Continental will not pay United States federal income taxes (other than alternative minimum tax) until it has earned approximately an additional $700 million of taxable income following December 31, 1999. Section 382 of the Internal Revenue Code ("Section 382") imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of Continental's stock at the time of the ownership change by the applicable long-term tax-exempt rate (which was 5.72% for December 1999). Any unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by Continental at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's annual NOL utilization would be limited to approximately $172 million per year other than through the recognition of future built-in gain transactions.

In November 1998, an affiliate of Northwest completed its acquisition of certain equity of the Company previously held by Air Partners, L.P. and its affiliates, together with certain Class A common stock of the Company held by other investors, totaling 8,661,224 shares of the Class A common stock (the "Air Partners Transaction"). The Company does not believe that the Air Partners Transaction resulted in an ownership change for purposes of Section 382.

CONTINENTAL MICRONESIA'S DEPENDENCE ON JAPANESE ECONOMY AND CURRENCY RISK. Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. To reduce the potential negative impact on CMI's earnings, the Company has entered into forward contracts as a hedge against a portion of its expected net yen cash flow position. As of December 31, 1999, the Company had hedged approximately 95% of 2000 projected yen-denominated net cash flows at a rate of 102 yen to $1 US.


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PRINCIPAL STOCKHOLDER. As of December 31, 1999, Northwest held approximately
13.2% of the common equity interest and 49.1% of the fully diluted voting power of the Company. In addition, Northwest holds a limited proxy to vote certain additional shares of the Company's common stock that would raise its voting power to approximately 50.9% of the Company's fully diluted voting power.

In connection with the Air Partners Transaction, the Company entered into a corporate governance agreement with certain affiliates of Northwest (the "Northwest Parties") designed to assure the independence of the Company's Board and management during the six-year term of the governance agreement. Under the governance agreement, as amended, the Northwest Parties agreed not to beneficially own voting securities of the Company in excess of 50.1% of the fully diluted voting power of the Company's voting securities, subject to certain exceptions, including third-party acquisitions or tender offers for 15% or more of the voting power of the Company's voting securities. The Northwest Parties deposited all voting securities of the Company beneficially owned by them (other than the shares for which they hold only a limited proxy) in a voting trust with an independent voting trustee requiring that such securities be voted (i) on all matters other than the election of directors, in the same proportion as the votes cast by other holders of voting securities, and (ii) in the election of directors, for the election of independent directors (who must constitute a majority of the Board) nominated by the Board of Directors. However, in the event of a merger or similar business combination or a recapitalization, liquidation or similar transaction, a sale of all or substantially all of the Company's assets, or an issuance of voting securities that would represent more than 20% of the voting power of the Company prior to issuance, or any amendment of the Company's charter or bylaws that would materially and adversely affect Northwest (each, an "Extraordinary Transaction"), the shares may be voted as directed by the Northwest Party owning such shares, and if a third party is soliciting proxies in an election of directors, the shares may be voted at the option of such Northwest Party either as recommended by the Company's Board of Directors or in the same proportion as the votes cast by the other holders of voting securities.

The Northwest Parties also agreed to certain restrictions on the transfer of voting securities owned by them, agreed not to seek to affect or influence the Company's Board of Directors or the control of the management of the Company or the business, operations, affairs, financial matters or policies of the Company or to take certain other actions, and agreed to take all actions necessary to cause independent directors to at all times constitute at least a majority of the Company's Board of Directors. The Company granted preemptive rights to a Northwest Party with respect to issuances of Class A common stock and certain issuances of Class B common stock. The Northwest Parties agreed that certain specified actions, together with any material transactions between the Company and Northwest or its affiliates, including any modifications or waivers of the governance agreement or the alliance agreement, may not be


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taken without the prior approval of a majority of the Board of Directors, including the affirmative vote of a majority of the independent directors. The governance agreement also required the Company to adopt a shareholder rights plan with reasonably customary terms and conditions, with an acquiring person threshold of 15% (20% in the case of an Institutional Investor) and with appropriate exceptions for the Northwest Parties for actions permitted by and taken in compliance with the governance agreement. A rights plan meeting these requirements was adopted effective November 20, 1998, and amended effective February 8, 2000.

The governance agreement will expire on November 20, 2004, or if earlier, upon the date that the Northwest Parties cease to beneficially own voting securities representing at least 10% of the fully diluted voting power of the Company's voting securities. However, in response to concerns raised by the Department of Justice ("DOJ") in its antitrust review of the Northwest Alliance, the Air Partners Transaction and the related governance agreement between the Company and the Northwest Parties (collectively, the "Northwest Transaction"), a supplemental agreement was adopted in November 1998, which extended the effect of a number of the provisions of the governance agreement for an additional four years. For instance, the Northwest Parties must act to ensure that a majority of the Company's Board is comprised of independent directors, and certain specified actions, together with material transactions between the Company and Northwest or its affiliates, including any modifications or waivers of the supplemental agreement or the alliance agreement, may not be taken without the prior approval of a majority of the Board of Directors, including the affirmative vote of a majority of the independent directors. The Northwest Parties will continue to have the right to vote in their discretion on any Extraordinary Transaction during the supplemental period, but also will be permitted to vote in their discretion on other matters up to 20% of the outstanding voting power (their remaining votes to be cast neutrally, except in a proxy contest, as contemplated in the governance agreement), subject to their obligation set forth in the previous sentence. If, during the term of the supplemental agreement, the Company's rights plan were amended to allow certain parties to acquire more shares than is currently permitted, or if the rights issued thereunder were redeemed, the Northwest Parties could vote all of their shares in their discretion. Certain transfer limitations are imposed on the Northwest Parties during the supplemental period. The Company has granted preemptive rights to a Northwest Party with respect to issuances of Class A common stock and certain issuances of Class B common stock that occur during such period. The Company has agreed to certain limitations upon its ability to amend its charter, bylaws, executive committee charter and rights plan during the term of the supplemental agreement. Following the supplemental period, the supplemental agreement requires the Northwest Parties to take all actions necessary to cause Continental's Board to have at least five independent directors, a majority of whom will be required to approve material transactions between Continental and Northwest or its affiliates, including the



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amendment, modification or waiver of any provisions of the supplemental agreement or the alliance agreement.

In certain circumstances, particularly in cases where a change in control of the Company could otherwise be caused by another party, Northwest could exercise its voting power so as to delay, defer or prevent a change in control of the Company.

Continental desires to simplify its equity capital structure and is committed to continuing to repurchase outstanding equity. In connection with its stock repurchase program, the Company has held preliminary discussions with Northwest concerning the acquisition by Continental of all the Class A common stock of Continental held by Northwest in a voting trust (8.7 million shares). The Northwest alliance is beneficial to both carriers, and any transaction would be designed to preserve and strengthen the benefits of the alliance. There can be no assurance as to whether a transaction between Continental and Northwest will be agreed to or consummated, nor can Continental predict the structure, form or amount of consideration or other elements of any such transaction.

RISKS REGARDING CONTINENTAL/NORTHWEST ALLIANCE. In November 1998, the Company and Northwest began implementing a long-term global alliance involving extensive code-sharing, frequent flyer reciprocity, and other cooperative activities. Implementation of the Northwest Alliance continued throughout 1999 and is continuing in 2000.

Continental's ability to finalize implementation of the Northwest Alliance and to achieve the anticipated benefits is subject to certain risks and uncertainties, including (a) disapproval or delay by regulatory authorities or adverse regulatory developments; (b) competitive pressures, including developments with respect to alliances among other air carriers; (c) customer reaction to the alliance, including reaction to differences in products and benefits provided by Continental and Northwest; (d) economic conditions in the principal markets served by Continental and Northwest; (e) increased costs or other implementation difficulties, including those caused by employees; and (f) Continental's ability to modify certain contracts that restrict certain aspects of the alliance.

The alliance agreement provides that if after four years the Company has not entered into a code share with KLM or is not legally able (but for aeropolitical restrictions) to enter into a new trans-Atlantic joint venture with KLM and Northwest and place its airline code on certain Northwest flights, Northwest can elect to (i) cause good faith negotiations among the Company, KLM and Northwest as to the impact, if any, on the contribution to the joint venture resulting from the absence of the code share, and the Company will reimburse the joint venture for the amount of any loss until it enters into a code share with KLM, or (ii) terminate (subject to cure rights of the Company) after one year's notice any or all of such alliance agreement and any or all of the agreements contemplated thereunder.


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On October 23, 1998, the DOJ filed a lawsuit against Northwest and Continental challenging Northwest's acquisition of an interest in Continental. The DOJ did not seek to preliminarily enjoin the transaction before it closed on November 20, 1998, nor is the DOJ challenging the Northwest Alliance at this time, although the DOJ has informed the parties that it continues to investigate certain specific aspects of the alliance. Continental continues to implement its alliance with Northwest. While it is not possible to predict the ultimate outcome of this litigation, management does not believe that it will have a material adverse effect on Continental.

The DOT has continuing jurisdiction to review changes in Continental's ownership and joint venture agreements between major U.S. airlines such as Continental and Northwest. In connection with such reviews, the DOT exempted Continental and Northwest through December 10, 1999, from regulatory approval requirements which the DOT has interpreted to require approval for what it considers de facto route transfers when one U.S. airline holding international route authority acquires control of another U.S. airline holding such authority. The exemption remains in effect pursuant to the Administrative Procedure Act and a renewal application has been submitted to the DOT by Continental and Northwest pending possible further DOT review of the agreements between them to consider whether, in the DOT's view, there has been a de facto route transfer.

If the DOT were to conclude that a de facto route transfer of Continental routes to Northwest were occurring, it would institute a proceeding to determine whether such a transfer was in the public interest. In the past, the DOT has approved numerous transfers, but it has also concluded on occasion that certain overlapping routes in limited-entry markets should not be transferred. In those instances, the DOT has decided those routes should instead become available to other airlines to enhance competition on overlapping routes or between two countries. Continental and Northwest operate overlapping flights on certain limited entry routes and offer service between their primary U.S. hubs and various other countries. If the DOT were to institute a route transfer proceeding, it could consider whether certain of Continental's international routes overlapping with Northwest's on a point-to-point or country-to-country basis should be transferred to Northwest or to another airline. Continental believes that Northwest has not acquired control of Continental, and that there is a significant question as to the DOT's authority to apply a de facto route transfer theory to the current relationship between Northwest and Continental. Continental would vigorously oppose any attempt by the DOT to institute a route transfer proceeding which would consider any reductions in Continental's route authorities.


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RISKS FACTORS RELATING TO THE AIRLINE INDUSTRY

COMPETITION AND INDUSTRY CONDITIONS. The airline industry is highly competitive and susceptible to price discounting. Carriers have used discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental's competitors have substantially greater financial resources or lower cost structures than Continental.

Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels have in the past been influenced by, among other things, the general state of the economy (both internationally and domestically), international events, airline capacity and pricing actions taken by carriers. Domestically, from 1990 to 1993, the weak U.S. economy, turbulent international events and extensive price discounting by carriers contributed to unprecedented losses for U.S. airlines. In the last several years, the U.S. economy has improved and excessive price discounting has abated. Recently, industry capacity and growth in the transatlantic markets have resulted in lower yields and revenue per available seat mile in those markets. Continental cannot predict the extent to which these industry conditions will continue.

In recent years, the major U.S. airlines have sought to form marketing alliances with other U.S. and foreign air carriers. Such alliances generally provide for "code-sharing", frequent flyer reciprocity, coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on its segment of flights connecting with its alliance partners. The Northwest Alliance is an example of such an arrangement, and Continental has existing alliances with numerous other air carriers. Other major U.S. airlines have alliances or planned alliances more extensive than Continental's. Continental cannot predict the extent to which it will benefit from its alliances or be disadvantaged by competing alliances.

REGULATORY MATTERS. Airlines are subject to extensive regulatory and legal compliance requirements that engender significant costs. In the last several years, the FAA has issued a number of directives and other regulations relating to the maintenance and operation of aircraft that have required significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Continental expects to continue incurring expenses in complying with the FAA's regulations.

Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly




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increase the cost of airline operations or reduce revenues. For instance,
"passenger bill of rights" legislation has been introduced in Congress that would, among other things, require the payment of compensation to passengers as a result of certain delays, and limit the ability of carriers to prohibit or restrict usage of certain tickets in manners currently prohibited or restricted. The DOT has proposed rules that would significantly limit major carriers' ability to compete with new entrant carriers. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. See "Industry Regulation and Airport Access" above. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that laws or regulations enacted in the future will not adversely affect it.

SEASONAL NATURE OF AIRLINE BUSINESS; OTHER. Due to greater demand for air travel during the summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. Continental's results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare wars, excise and similar taxes, changing levels of operations, fuel prices, weather, air traffic control delays, foreign currency exchange rates and general economic conditions.